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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                      Securities and Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 27, 1996


                       COEUR D'ALENE MINES CORPORATION
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           (Exact name of Registrant as specified in its charter)


               Idaho                   1-8641          82-0109423
      ----------------------------   ------------    ---------------
      (State or other jurisdiction   (Commission     (IRS Employer
            of incorporation)        File Number)    Identification
                                                       Number)

           400 Coeur d'Alene Mines Bldg.
           505 Front Avenue
           Coeur d'Alene, Idaho                         83814
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       (Address of principal executive offices)      (zip code)


Registrant's telephone number, including area code: (208) 667-3511
                                                    --------------


                               Not Applicable
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        (Former name or former address, if changed since last report)

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Item 5.  Other Events.

Increase in the Company's Offer for Gasgoyne Gold Mines NL

        In its Current Report on Form 8-K filed on March 26, 1996,
Coeur d'Alene Mines Corporation ("Coeur" or the "Company") reported under Item 5 thereof that the Company extended an offer (the "Offer") to the shareholders of Gasgoyne Gold Mines NL, an Australian gold mining company ("Gasgoyne"), to acquire all of the outstanding shares of Gasgoyne on the basis of offering 7 shares of Coeur common stock plus A$60 in exchange for each 100 Gasgoyne shares. The Company also reported that on March 14, 1996, it filed its revised form of Offer and Part A Statement required under Australian law with the Australian Securities Commission and Australian Stock Exchange. (A copy of Coeur's revised Form of Offer and Part A Statement were filed as exhibits to the Form 8-K.)

        On March 27, 1996, the Company announced that it intends to increase the cash component of the Offer, which will be its last and final Offer. The revised Offer will consist of 7 shares of the Company's common stock plus A$96 in exchange for each 100 Gasgoyne shares. The revised Offer remains conditioned upon the Company's acquisition of at least 50.1% of Gasgoyne's outstanding shares. The Offer expires on April 22, 1996, unless extended or withdrawn. Assuming Coeur's acquisition of 100% of Gasgoyne's outstanding shares, Coeur would issue approximately 4.0 million shares and pay approximately US$42.8 million in cash. Based on the market price of Coeur common stock and currency exchange rate on March 25, 1996, the total maximum value of the Offer would approximate US$130.0 million.


Acquisition of Additional Shares of Orion Resources NL

        In its Current Report on Form 8-K filed on January 31, 1996, as amended on February 15, 1996, the Company reported under Item 5 thereof that it acquired from Homestake Mining Company ("Homestake") the 5.5 million shares of and options to acquire an additional 5.0 million shares of Orion Resources NL, an Australian gold mining company ("Orion"), held by Homestake. As a result of that purchase and Coeur's acquisition of 3.3 million Orion shares in January 1995, Coeur held approximately 13.1% of Orion's outstanding shares. On March 26, 1996, Coeur exercised the options to acquire an additional 5.0 million shares of Orion for a total option exercise price of A$5.0 million (or approximately US$3.9 million based on the currency exchange rate on March 25,
1996). As a result of the exercise of those options, Coeur presently owns approximately 19.2% of Orion's outstanding shares.





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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              COEUR D'ALENE MINES CORPORATION
                              (Registrant)


Dated: March 27, 1996         By:  WILLIAM F. BOYD
                                   ----------------------------
                                   William F. Boyd
                                   Vice President and Secretary










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